 As filed with the Securities and Exchange Commission on September 1, 2000
                                                      Registration No. 333-31878
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ------------

                            AMENDMENT NO. 3 TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933

                                 ------------

                           CLEARCOMMERCE CORPORATION
             (Exact name of Registrant as specified in its charter)

         Delaware                     7372                   74-2760053
      (State or other     (Primary Standard Industrial    (I.R.S. Employer
      jurisdiction of     Classification Code Number)  Identification Number)
     incorporation or
       organization)

                           ClearCommerce Corporation
                       11500 Metric Boulevard, Suite 300
                              Austin, Texas 78758
                                 (512) 832-0132
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                               Michael S. Grajeda
                   Vice President and Chief Financial Officer
                           ClearCommerce Corporation
                       11500 Metric Boulevard, Suite 300
                              Austin, Texas 78758
                                 (512) 832-0132
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:
           Paul R. Tobias                         Paul E. Hurdlow, P.C.
             Dana Fallon                            P. Steven Hacker
         Alan D. Bickerstaff                       John J. Gilluly III
        John B. Sartain, Jr.                         Ariane A. Chan
  Wilson Sonsini Goodrich & Rosati          Gray Cary Ware & Freidenrich LLP
      Professional Corporation               100 Congress Avenue, Suite 1440
8911 Capital of Texas Highway North,               Austin, Texas 78701
             Suite 3350                              (512) 457-7000
         Austin, Texas 78759
           (512) 338-5400

   Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [_]
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

   The purpose of this Amendment No. 3 to the Registration Statement is solely to refile Exhibits 10.6, 10.6.1, 10.6.2, 10.7, 10.7.1, 10.7.2, 10.7.3, 10.7.4
and 10.7.5 to the Registration Statement, as set forth below in Item 16(a) of
Part II, in connection with the Company's confidential treatment request for such exhibits.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

   The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by ClearCommerce in connection with the sale of common stock being registered. All amounts are estimates except the SEC registration fee and the NASD filing fee.

      SEC registration fee.......................................... $   15,180
      NASD filing fee...............................................      6,250
      Nasdaq National Market listing fee............................     95,000
      Printing and engraving costs..................................    175,000
      Legal fees and expenses.......................................    350,000
      Accounting fees and expenses..................................    320,000
      Blue sky fees and expenses....................................      5,000
      Transfer agent and registrar fees.............................     10,000
      Miscellaneous expenses........................................     73,570
                                                                     ----------
        Total....................................................... $1,050,000
                                                                     ==========

Item 14. Indemnification of Directors and Officers

   Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law. Articles Nine and Ten of the Registrant's Third Amended and Restated Certificate of Incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware law. The Registrant has entered into indemnification agreements with its directors and executive officers, in addition to indemnification provided for in the Registrant's Third Amended and Restated Certificate of Incorporation, and intends to enter into indemnification agreements with any new directors and executive officers in the future.

Item 15. Recent Sales of Unregistered Securities

   During the past three years, the Registrant has issued unregistered securities to a limited number of persons, as described below. None of these transactions involved any underwriters, underwriting discounts or commissions, or any public offering, and the Registrant believes that each transaction was exempt from the registration requirements of the Securities Act by virtue of
Section 4(2) thereof, including Regulation D promulgated thereunder, or Rule 701 under compensatory benefit plans and contracts relating to compensation as provided under such Rule 701. The recipients of securities in each such transaction represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were affixed to the share certificates and instruments issued in such transactions. All recipients had adequate access, through their relationships with the Registrant, to information about the Registrant.

   (a) On September 21, 1995, we issued 1,299,500 (giving effect to a 1,299.83-for-1 stock split) shares of common stock at $0.01 per share to initially capitalize the Registrant for an aggregate purchase price of $10.00. The Registrant relied on the exemption from registration provided by Section 4(2) under the Securities Act for this issuance of securities.

   (b) On May 22, 1997, we issued 501,607 (giving effect to a 1,299.83-for-1 stock split) shares of common stock at $0.01 per share for an aggregate purchase price of $3.86. The Registrant relied on the exemption from registration provided by Section 4(2) under the Securities Act for this issuance of securities.

   (c) On February 1, 1997, in partial satisfaction of a consulting fee we issued a warrant to Gerald Youngblood for 20,300 shares of our common stock exercisable at $0.01 per share, for an aggregate purchase price of $203.00. The Registrant relied on the exemption from registration provided by Section 4(2) under the Securities Act for this issuance of securities.

   (d) On June 2 and August 25, 1997, we issued convertible promissory notes totaling $250,000 in connection with bridge financings to one private investor. These notes were converted into shares of our Series A preferred stock on September 15, 1997. The Registrant relied on the exemption from registration provided by Section 4(2) under the Securities Act for this issuance of securities.

   (e) On September 15, 1997, we issued 789,523 shares of common stock at $0.01 per share to our founders and certain officers, for an aggregate purchase price of $7,895.23. The Registrant relied on the exemption from registration provided by Section 4(2) under the Securities Act for this issuance of securities.

   (f) Prior to our Series A Preferred Stock financing in September 1997, two of our officers had loaned us $191,196.50, of which $80,000 was repaid, and the remainder converted into shares of our Series A preferred stock on September 15, 1997. The Registrant relied on the exemption from registration provided by
Section 4(2) under the Securities Act for this issuance of securities.

   (g) On September 15, 1997 and December 1, 1997, we issued 3,147,830 shares of Series A preferred stock to a group of private investors at $1.07 per share for an aggregate purchase price of $3,368,178.10 including conversion of debt. The Registrant relied on the exemption from registration provided by Section 4(2) of the Securities Act for this issuance of securities.

   (h) On November 25, 1998, we entered into a Loan and Warrant Purchase Agreement under which we issued convertible promissory notes in a bridge financing totaling $2,000,000 to four private investors and two employees. These notes were converted into shares of our Series B Preferred Stock on January 8, 1999. In connection with this bridge financing, we also issued warrants to purchase 125,228 shares of our Series B Preferred Stock at a purchase price of $2.46 per share, for an aggregate purchase price of $308,060.88. The Registrant relied on the exemption from registration provided by Section 4(2) under the Securities Act for this issuance of securities.

   (i) In 1998, we issued 196,490 shares of common stock to employees or other service providers at $0.107 per share upon the exercise of stock options issued under our 1997 Stock Plan for an aggregate purchase price of $21,024.43. The Registrant relied on the exemption from registration provided by virtue of Rule 701 promulgated under the Securities Act for this issuance of securities.

   (j) On January 8, 1999 and April 6, 1999, we issued 4,706,196 shares of Series B preferred stock to a group of private investors at $2.46 per share for an aggregate purchase price of $11,577,242.16. The Registrant relied on the exemption from registration provided by Section 4(2) of the Securities Act for this issuance of securities.

   (k) On July 20, 1999, in connection with the execution of a credit agreement we issued a warrant to Imperial Bank to purchase 5,000 shares of our Series B preferred stock at a purchase price of $3.69 per share, for an aggregate purchase price of $18,450. The Registrant relied on the exemption from registration provided by Section 4(2) under the Securities Act for this issuance of securities.

   (l) On September 27, 1999, we entered into a Loan Agreement, which was subsequently amended and restated as an Amended and Restated Loan and Warrant Purchase Agreement on November 29, 1999, under which we issued promissory notes in a bridge financing totaling $3,999,108.95. These notes were converted into shares of our Series C preferred stock on December 31, 1999. In connection with this bridge financing, we also issued warrants to purchase 141,303 shares of our Series C preferred stock at a purchase price of $7.07 per share, for an aggregate consideration of $999,012.21. The Registrant relied on the exemption from registration provided by Section 4(2) of the Securities Act for this issuance of securities.

   (m) On December 31, 1999, January 21, 2000, and February 4, 2000, we issued 4,243,267 shares of Series C preferred stock to a group of private investors at $7.07 per share for an aggregate purchase price of

$29,999,897.69 including conversion of debt. The Registrant relied on the exemption from registration provided by Section 4(2) of the Securities Act for this issuance of securities.

   (n) In 1999, we issued approximately 1,132,535 shares of our common stock to employees or other service providers at a range of $0.107 to $5.00 per share upon the exercise of stock options issued under our 1997 Stock Plan, for our approximate aggregate purchase price of $285,398.82. The Registrant relied on the exemption from registration provided by virtue of Rule 701 promulgated under the Securities Act for this issuance of securities.

   (o) On February 4, 2000, we issued a warrant to Hewlett-Packard to purchase 555,183 shares of our common stock at a purchase price of $7.07 per share, for an aggregate purchase price of $3,925,143.81. The Registrant relied on the exemption from registration provided by Section 4(2) under the Securities Act for this issuance of securities.

   (p) On February 28, 2000, in connection with a release of collateral under our credit agreement, we issued a warrant to Imperial Bank to purchase 14,144 shares of our Series C preferred stock at a purchase price of $7.07 per share, for an aggregate purchase price of $99,998.08. The Registrant relied on the exemption from registration provided by Section 4(2) under the Securities Act for this issuance of securities.

   (q) On February 29, 2000, we issued 20,300 shares of our common stock to Gerald Youngblood for an aggregate purchase price of $203.00 pursuant to the exercise of Mr. Youngblood's warrant described in subsection (c) above. The Registrant relied on the exemption from registration provided by Section 4(2) under the Securities Act for this issuance of securities.

   (r) On March 6, 2000, we issued a warrant to Hewlett-Packard to purchase 125,000 shares of our common stock for an exercise price of $5.00 per share, for an aggregate purchase price of $625,000. The Registrant relied on the exemption from registration provided by Section 4(2) under the Securities Act for this issuance of securities.

   (s) On May 12, 2000, we issued 2,362 shares of our Series B Preferred Stock and 2,749 shares of our Series C Preferred Stock to R.C. Estes for aggregate purchase prices of $5,810.52 and 19,435.43, respectively, upon the exercise of outstanding warrants described in subsections (h) and (l) above held by Mr. Estes. The Registrant relied on the exemption from registration provided by
Section 4(2) of the Securities Act for this issuance of securities.

   (t) Between December 31, 1999 and August 25, 2000, we issued 254,560 shares of our common stock to our employees or other service providers at a range of $.107 to $5.00 per share upon the exercise of stock options issued under our 1997 Stock Plan, for an approximate aggregate purchase price of $407,597. The Registrant relied on the exemption from registration provided by virtue of Rule 701 promulgated under the Securities Act for this issuance of securities.

Item 16. Exhibits and Financial Statement Schedules

   (a) Exhibits

  1.1*    Form of Underwriting Agreement.

  3.1.1** Third Amended and Restated Certificate of Incorporation of
          ClearCommerce Corporation.

  3.1.2** Certificate of Correction to Third Amended and Restated Certificate of Incorporation of the ClearCommerce Corporation.

  3.1.3*  Form of Fourth Amended and Restated Certificate of Incorporation of
          ClearCommerce Corporation to be filed immediately prior to the closing of the offering made pursuant to this Registration Statement.

  3.2.1** Bylaws of ClearCommerce Corporation.

  3.2.2* Form of Amended and Restated Bylaws of ClearCommerce Corporation to be in effect after the closing of the offering made pursuant to this Registration Statement.

  4.1     See Exhibits 3.1.1, 3.1.2, and 3.1.3 for provisions of the
          Certificate of Incorporation of ClearCommerce Corporation defining the rights of the holders of common stock.

  4.2 See Exhibits 3.2.1 and 3.2.2 for provisions of the Bylaws of the Registrant defining the rights of the holder of common stock.

  4.3*    Specimen common stock certificate.

  4.4**   Third Amended and Restated Investors Rights Agreement, dated December
          31, 1999, by and among the Registrant and certain stockholders of ClearCommerce Corporation, as amended.

  4.5**   Warrant to purchase common stock issued to Gerald Youngblood.

  4.6**   ClearCommerce Corporation Stock Purchase Warrant issued to Imperial
          Bank.

  4.7**   ClearCommerce Corporation Common Stock Purchase Warrant issued to
          Hewlett Packard.

  4.8**   ClearCommerce Corporation Warrant to Purchase Common Stock issued to
          Hewlett Packard.

  5.1*    Opinion of Wilson Sonsini Goodrich & Rosati, Professional
          Corporation.

 10.1** Form of Indemnification Agreement between ClearCommerce Corporation and each of its directors and officers.

 10.2**   1997 Stock Option/Stock Issuance Plan, as amended.

 10.2.1** Form of Option Agreement under the 1997 Stock Option/Stock Issuance
          Plan.

 10.2.2** Form of Stock Purchase Agreement under the 1997 Stock Option/Stock
          Issuance Plan.
 10.2.3** Form of Stock Issuance Agreement under 1997 Stock Option/Stock
          Issuance Plan.

 10.3**   2000 Stock Plan.

 10.3.1** Form of Option Agreement under 2000 Stock Plan.

 10.3.2** Form of Restricted Stock Purchase Agreement under 2000 Stock Plan.

 10.4**   2000 Employee Stock Purchase Plan.

 10.4.1** Form of Subscription Agreement under the 2000 Employee Stock Purchase
          Plan.

 10.5**   2000 Director Option Plan.

 10.5.1** Form of Option Agreement under 2000 Director Option Plan.

 10.6+    Strategic Relationship and Software License Agreement between
          Hewlett-Packard Company and ClearCommerce Corporation.

 10.6.1+ Amendment #1 to Strategic Relationship and Software License Agreement between Hewlett-Packard Company and ClearCommerce Corporation.

 10.6.2+ Amendment #2 to Strategic Relationship and Software License Agreement between Hewlett-Packard Company and ClearCommerce Corporation.

 10.7+    License and Service Agreement dated June 30, 1998 between
          ClearCommerce Corporation and Cardservice International.

 10.7.1+  License Agreement Addendum A, dated December 31, 1998, between
          ClearCommerce Corporation and Cardservice International.

 10.7.2+  License Agreement Addendum B, dated March 31, 1999, between
          ClearCommerce Corporation and Cardservice International.

 10.7.3+   License Agreement Addendum C, dated March 6, 2000, between
           ClearCommerce Corporation and Cardservice International.

 10.7.4+   Value Added Reseller License Agreement dated June 30, 1998, between
           ClearCommerce Corporation and Cardservice International.

 10.7.5+   Addendum E, dated April 28, 2000, to the License and Service
           Agreement by and between Cardservice International and ClearCommerce
           Corporation dated June 30, 1998.

 10.8** Lease Agreement between CFH-FTAX Limited Partnership as Landlord, and ClearCommerce Corporation, as tenant.

 10.8.1**  First Amendment to the Lease Agreement, dated April 9, 1999, between
           CFH-FTAX Limited Partnership, as Landlord, and ClearCommerce
           Corporation, as Tenant.

 10.8.2** Second Amendment to the Lease Agreement, dated July 19, 1999, between CFH-FTAX Limited Partnership, as Landlord, and ClearCommerce
           Corporation, as Tenant.

 10.9**    Credit Agreement, dated July 20, 1999, between ClearCommerce
           Corporation and Imperial Bank.

 10.9.1**  First Amendment to Credit Agreement between ClearCommerce
           Corporation and Imperial Bank dated September 14, 1999.

 10.9.2**  Second Amendment to Credit Agreement between ClearCommerce
           Corporation and Imperial Bank dated February 28, 2000.

 10.10**   Employment Agreement with Alan Scutt dated November 2, 1998.

 10.11**   Repurchase Agreement dated September 15, 1997 between ClearCommerce
           Corporation and R.C. Estes.

 10.11.1** First Amendment of Repurchase Agreement between ClearCommerce
           Corporation and R.C. Estes dated March 26, 1999.

 10.12**   Repurchase Agreement dated September 15, 1997 between ClearCommerce
           Corporation and Julie Fergerson.

 10.12.1** First Amendment of Repurchase Agreement between ClearCommerce
           Corporation and Julie Fergerson dated March 26, 1999.

 10.13**   Stock Subscription Agreement dated September 15, 1997 between
           ClearCommerce Corporation and Robert J. Lynch.

 10.13.1** First Amendment of Stock Subscription Agreement between
           ClearCommerce Corporation and Robert Lynch dated March 26, 1999.

 10.14**   ClearCommerce Corporation 401(K) Plan.

 10.15**   Common Stock Purchase Agreement dated March 6, 2000 between
           ClearCommerce Corporation and Cardservice International, Inc.

 21.1**    List of Subsidiaries.

 23.1**    Consent of PricewaterhouseCoopers LLP, Independent Accountants.

 23.2*     Consent of Counsel (included in Exhibit 5.1).

 24.1**    Power of Attorney (see Page II-4).

 27.1**    Financial Data Schedule.

---------------------
* To be filed by amendment
** Previously filed.
+ Certain portions of this Exhibit have been omitted based upon a request for confidential treatment and the omitted portions have been separately filed with the Commission.

   (b) Financial Statement Schedules

   Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

Item 17. Undertakings

   The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

   Insofar as indemnification by the Registrant for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referenced in
Item 14 of this Registration Statement or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

   The undersigned Registrant hereby undertakes that:

  (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

  (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on the 1st day of September, 2000.

                                          CLEARCOMMERCE CORPORATION

                                                   /s/ Robert J. Lynch
                                          By:__________________________________
                                             Robert J. Lynch
                                             President and Chief Executive
                                             Officer

                               POWER OF ATTORNEY

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

              Signature                          Title                   Date
              ---------                          -----                   ----

       /s/ Robert J. Lynch             President, Chief Executive  September 1, 2000
______________________________________  Officer and Director
           Robert J. Lynch              (Principal Executive
                                        Officer)

      /s/ Michael S. Grajeda           Chief Financial Officer     September 1, 2000
______________________________________  and Secretary (Principal
          Michael S. Grajeda            Financial Officer)

   /s/ Victoria R. Richardson*         Controller (Principal       September 1, 2000
______________________________________  Accounting Officer)
        Victoria R. Richardson

      /s/ James G. Treybig*            Chairman of the Board,      September 1, 2000
______________________________________  Director
           James G. Treybig

      /s/ Scott D. Sandell*            Director                    September 1, 2000
______________________________________
           Scott D. Sandell

     /s/ Wendy L. Harrington*          Director                    September 1, 2000
______________________________________
         Wendy L. Harrington

         /s/ R. C. Estes*              Director                    September 1, 2000
______________________________________
             R. C. Estes

     /s/ William H. McAleer*           Director                    September 1, 2000
______________________________________
          William H. McAleer

      /s/ Joseph C. Aragona*           Director                    September 1, 2000
______________________________________
          Joseph C. Aragona

      /s/ Robert J. Lynch
By:___________________________________
          Robert J. Lynch,
          Attorney-in-Fact

                                 EXHIBIT INDEX

  1.1*    Form of Underwriting Agreement.

  3.1.1** Third Amended and Restated Certificate of Incorporation of
          ClearCommerce Corporation.

  3.1.2** Certificate of Correction to Third Amended and Restated Certificate of Incorporation of the ClearCommerce Corporation.

  3.1.3*  Form of Fourth Amended and Restated Certificate of Incorporation of
          ClearCommerce Corporation to be filed immediately prior to the closing of the offering made pursuant to this Registration Statement.

  3.2.1** Bylaws of ClearCommerce Corporation.

  3.2.2* Form of Amended and Restated Bylaws of ClearCommerce Corporation to be in effect after the closing of the offering made pursuant to this Registration Statement.

  4.1     See Exhibits 3.1.1, 3.1.2, and 3.1.3 for provisions of the
          Certificate of Incorporation of ClearCommerce Corporation defining the rights of the holders of common stock.

  4.2 See Exhibits 3.2.1 and 3.2.2 for provisions of the Bylaws of the Registrant defining the rights of the holder of common stock.

  4.3*    Specimen common stock certificate.

  4.4**   Third Amended and Restated Investors Rights Agreement, dated December
          31, 1999, by and among the Registrant and certain stockholders of ClearCommerce Corporation, as amended.

  4.5**   Warrant to purchase common stock issued to Gerald Youngblood.

  4.6**   ClearCommerce Corporation Stock Purchase Warrant issued to Imperial
          Bank.

  4.7**   ClearCommerce Corporation Common Stock Purchase Warrant issued to
          Hewlett Packard.

  4.8**   ClearCommerce Corporation Warrant to Purchase Common Stock issued to
          Hewlett Packard.

  5.1*    Opinion of Wilson Sonsini Goodrich & Rosati, Professional
          Corporation.

 10.1** Form of Indemnification Agreement between ClearCommerce Corporation and each of its directors and officers.

 10.2**   1997 Stock Option/Stock Issuance Plan, as amended.

 10.2.1** Form of Option Agreement under the 1997 Stock Option/Stock Issuance
          Plan.

 10.2.2** Form of Stock Purchase Agreement under the 1997 Stock Option/Stock
          Issuance Plan.
 10.2.3** Form of Stock Issuance Agreement under 1997 Stock Option/Stock
          Issuance Plan.

 10.3**   2000 Stock Plan.

 10.3.1** Form of Option Agreement under 2000 Stock Plan.

 10.3.2** Form of Restricted Stock Purchase Agreement under 2000 Stock Plan.

 10.4**   2000 Employee Stock Purchase Plan.

 10.4.1** Form of Subscription Agreement under the 2000 Employee Stock Purchase
          Plan.

 10.5**   2000 Director Option Plan.

 10.5.1**  Form of Option Agreement under 2000 Director Option Plan.

 10.6+     Strategic Relationship and Software License Agreement between
           Hewlett-Packard Company and ClearCommerce Corporation.

 10.6.1+   Amendment #1 to Strategic Relationship and Software License
           Agreement between Hewlett-Packard Company and ClearCommerce
           Corporation.

 10.6.2+   Amendment #2 to Strategic Relationship and Software License
           Agreement between Hewlett-Packard Company and ClearCommerce
           Corporation.

 10.7+     License and Service Agreement dated June 30, 1998 between
           ClearCommerce Corporation and Cardservice International.

 10.7.1+   License Agreement Addendum A, dated December 31, 1998, between
           ClearCommerce Corporation and Cardservice International.

 10.7.2+   License Agreement Addendum B, dated March 31, 1999, between
           ClearCommerce Corporation and Cardservice International.

 10.7.3+   License Agreement Addendum C, dated March 6, 2000, between
           ClearCommerce Corporation and Cardservice International.

 10.7.4+   Value Added Reseller License Agreement dated June 30, 1998, between
           ClearCommerce Corporation and Cardservice International.

 10.7.5+   Addendum E, dated April 28, 2000, to the License and Service
           Agreement by and between Cardservice International and ClearCommerce
           Corporation dated June 30, 1998.

 10.8** Lease Agreement between CFH-FTAX Limited Partnership as Landlord, and ClearCommerce Corporation, as tenant.

 10.8.1**  First Amendment to the Lease Agreement, dated April 9, 1999, between
           CFH-FTAX Limited Partnership, as Landlord, and ClearCommerce
           Corporation, as Tenant.

 10.8.2** Second Amendment to the Lease Agreement, dated July 19, 1999, between CFH-FTAX Limited Partnership, as Landlord, and ClearCommerce
           Corporation, as Tenant.

 10.9**    Credit Agreement, dated July 20, 1999, between ClearCommerce
           Corporation and Imperial Bank.

 10.9.1**  First Amendment to Credit Agreement between ClearCommerce
           Corporation and Imperial Bank dated September 14, 1999.

 10.9.2**  Second Amendment to Credit Agreement between ClearCommerce
           Corporation and Imperial Bank dated February 28, 2000.

 10.10**   Employment Agreement with Alan Scutt dated November 2, 1998.

 10.11**   Repurchase Agreement dated September 15, 1997 between ClearCommerce
           Corporation and R.C. Estes.

 10.11.1** First Amendment of Repurchase Agreement between ClearCommerce
           Corporation and R.C. Estes dated March 26, 1999.

 10.12**   Repurchase Agreement dated September 15, 1997 between ClearCommerce
           Corporation and Julie Fergerson.

 10.12.1** First Amendment of Repurchase Agreement between ClearCommerce
           Corporation and Julie Fergerson dated March 26, 1999.

 10.13**   Stock Subscription Agreement dated September 15, 1997 between
           ClearCommerce Corporation and Robert J. Lynch.

 10.13.1** First Amendment of Stock Subscription Agreement between
           ClearCommerce Corporation and Robert Lynch dated March 26, 1999.

 10.14**   ClearCommerce Corporation 401(K) Plan.

 10.15** Common Stock Purchase Agreement dated March 6, 2000 between
         ClearCommerce Corporation and Cardservice International, Inc.

 21.1**  List of Subsidiaries.

 23.1**  Consent of PricewaterhouseCoopers LLP, Independent Accountants.

 23.2*   Consent of Counsel (included in Exhibit 5.1).

 24.1**  Power of Attorney (see Page II-4).

 27.1**  Financial Data Schedule.

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* To be filed by amendment
** Previously filed.
+ Certain portions of this Exhibit have been omitted based upon a request for confidential treatment and the omitted portions have been separately filed with the Commission.